EXHIBIT 24.1
POWER OF ATTORNEY
     KNOWN ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints William S. Daugherty his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead in any and all capacities, to sign the registration statement on Form S-3 of NGAS Resources, Inc. and any amendments thereto, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue thereof.
Dated: July 9, 2007

/s/ Charles L. Cotterell
Charles L. Cotterell

/s/ James K. Klyman
James K. Klyman

/s/ Thomas F. Miller
Thomas F. Miller